EXHIBIT 99.1

Black Tusk Minerals Completes Registration of Altococha Mineral Claims in Peru

VANCOUVER, British Columbia, May 13, 2010: Black Tusk Minerals Inc. (OTCBB:BKTK) (Frankfurt:4HH) (the “Company”) is pleased to announce that the Company has completed the registration of its Altococha mining concessions with the appropriate Peruvian registries. The registration of the mining concessions designated  “Altococha Mine,” “Black Tusk 1,” “Black Tusk 2,” “Black Tusk 3,” and “Black Tusk 4” completes the transactions contemplated by the Master Purchase Agreement and the Peru Transfer Agreement, announced on April 24, 2008. Spanning 8,067 hectares, the Altococha mining concessions are located approximately 75 km northeast of Peru’s capital city, Lima.

About Black Tusk Minerals Inc.

Black Tusk Minerals Inc. is a U.S. mineral exploration company focused on the acquisition, exploration and development of late stage mineral projects in North, Central and South America. Most notably, the Company owns a 99% interest in 19 mineral claims, known as the Altococha concessions, in the District of Huanza, Province of Huarochiri, Department of Lima, Peru. For more information, please visit www.blacktuskminerals.com.

This news release contains "forward-looking statements" and "forward-looking information" within the meaning of United States and Canadian securities laws. Such forward-looking statements and forward-looking information reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties outlined under the section headings "Cautionary Note Regarding Forward-Looking Statements" and "Risks Factors" in our annual report on Form 10-K, as filed with the SEC on September 1, 2009, under the section heading "Risk Factors" in our most recent quarterly report on Form 10-Q, as filed with the SEC on April 14, 2010, and in our most recent financial statements, reports and registration statements filed with the SEC (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We do not undertake to update forward-looking statements or forward-looking information, except as may be required by law.

Contact:
Gavin Roy
President
Phone: 778-999-2575
Email: info@blacktuskminerals.com